UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

DIAMONDHEAD CASINO CORPORATION

DELAWARE

COMMISSION FILE NUMBER: 0-17529

IRS EMPLOYER IDENTIFICATION NO. 59-2935476

1013 Princess Street

Alexandria, Virginia 22314

(703) 683-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 16, 2020, the Board of Directors voted to secure certain amounts due to Deborah Vitale, who serves as President, Chief Executive Officer, Secretary, Treasurer and a Director of the Company and its subsidiaries, with a lien for $2,000,000 on the Company’s Diamondhead, Mississippi property in consideration for salary, rent and expenses accrued, but unpaid. As previously reported, Ms. Vitale holds earlier liens placed on the Diamondhead Property for amounts accrued, but unpaid. On November 16, 2020, the Company also voted to secure directors’ fees for the period 2013 through 2020 owed to nine current or former directors of the Company, with a lien for $658,750 on the Company’s Diamondhead, Mississippi property. The foregoing liens will bring liens placed on the Diamondhead Property to approximately $8 million dollars.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President

Dated: November 19, 2020